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[WILLIAMS COMMUNICATIONS LOGO]


                                  NEWS RELEASE

Date:             July 26, 2002


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
Contact:            Renee Christian                    Cheena Pazzo                       Lindsay Hurley Fick
                    Williams Communications (media)    Williams Communications (media)    Williams Communications (investors)
                    (214) 502-0690                     (918) 547-4387                     (918) 547-3773
                    renee.christian@wcg.com            cheena.pazzo@wcg.com               lindsay.hurley.fick@wcg.com
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         WILLIAMS COMMUNICATIONS GROUP SECURES $150 MILLION INVESTMENT
                             FROM LEUCADIA NATIONAL

   Company Readies Consensual Plan of Reorganization and Disclosure Statement;
                  on Target for Fall Emergence from Chapter 11
      Official Committee of Unsecured Creditors Reach Settlement Agreement

         TULSA, OKLA. --JULY 26, 2002- Williams Communications Group, Inc. (OTCBB: WCGRQ) announced today that it has reached an agreement on a minority investment of $150 million from Leucadia National Corporation (NYSE: LUK); the investment is a key component of the Company's restructuring efforts. Williams Communications also announced that the Official Committee of Unsecured Creditors has entered into a Settlement Agreement with the Company, The Williams Companies (NYSE: WMB), and Leucadia National Corporation. Filed with the Settlement Agreement will be additional restructuring agreements, including the terms of Leucadia's investment in the Company and Leucadia's purchase of certain rights associated with the claims of The Williams Companies against Williams Communications for the purchase price of $180 million.

         "Leucadia's investment in Williams Communications is an important step forward for the Company and we are pleased that all parties were able to work together to formalize the Settlement Agreement," said Howard Janzen, chief executive officer of Williams Communications Group. "Not only is this a significant endorsement of our business strategy, quality workforce and superior network and operations, it also aligns with Leucadia's strategy of seeking out opportunities that can provide long-term investment growth. We hope to successfully emerge from Chapter 11 this fall and remain focused on providing the world-class network and superior level of service our customers have come to expect."

         As also outlined in the Settlement Agreement, Williams Communications will transition to the WilTel name over the next two years. WilTel was the precursor to Williams Communications and led the development of fiber-optic networks by pioneering the use of decommissioned pipelines to carry fiber-optic lines in the 1980s.

         A form of the Amended Plan of Reorganization will be included in the exhibits to the Settlement Agreement and is expected to be filed soon with the United States Bankruptcy Court for the Southern District of New York. Joining the Company in sponsoring the Plan will be the Official Committee of Unsecured Creditors and Leucadia National Corporation. The Plan will describe the treatment of all claims against the Company, as well as the structure



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of the reorganized Company upon emergence from bankruptcy.

         Filed with the Plan will be an Amended Disclosure Statement that describes the process for voting on the confirmation of the Plan and provides important information to the members of those classes who will vote. A hearing on the Disclosure Statement has been scheduled for August 13.

          Under the proposed Plan, the unsecured creditors would receive approximately 55 percent of the new equity in a reorganized Williams Communications. As detailed in the Settlement Agreement, Leucadia National will purchase the claims of The Williams Companies and, when combined with its $150 million investment in the Company, Leucadia would hold approximately 45 percent of the new equity. Each of those equity stakes would be subject to dilution by distributions from an allocation set aside for securities claims settlements. The Plan will provide a mechanism for distributing up to two percent of the new equity to holders of securities-related claims. Details on this mechanism will be outlined at a later date and are subject to court approval.

         As part of the proposed Plan a new Williams Communications Board of Directors would be formed. It would include two directors selected by Leucadia, five directors selected by the Official Committee of Unsecured Creditors, one director selected by the current Board of Directors and Howard Janzen, CEO of the reorganized Company.

         Also included in the transactions envisioned by the Plan is the proposed purchase of Williams Communications' headquarters building in Tulsa and other assets from The Williams Companies for $150 million. The purchase would consist of a cash payment of approximately $45 million and a $100 million mortgage to be held by The Williams Companies. By purchasing these assets on these terms, Williams Communications will save more than $30 million per year.

ABOUT WILLIAMS COMMUNICATIONS GROUP, INC. (OTCBB:WCGR)

         Based in Tulsa, Okla., Williams Communications Group, Inc., is a bankrupt "debtor in possession" and the parent company of Williams Communications, LLC, a leading broadband network services provider. For more information, visit www.williamscommunications.com.


FORWARD-LOOKING STATEMENTS

Statements made in this release regarding the company's or management's intentions, beliefs, expectations, or predictions for the future are "forward-looking statements" and are subject to a number of risks, assumptions, and uncertainties that could cause the company's actual results to differ materially from those projected. These risks, assumptions and uncertainties include: the risks associated with negotiating a comprehensive restructuring of the company's debt, including the potential risks associated with successfully emerging from its chapter 11 case under the U.S. Bankruptcy Code and operating the business in chapter 11; the possibility of further deterioration in the health of capital markets and the telecommunications industry and the company's ability to adapt to such conditions, particularly as a result of the perceived oversupply of bandwidth; the risk of competitors gaining competitive advantages by consolidating with competitors or successfully completing a restructuring or bankruptcy reorganization process; the possibility that uncertainty or adverse publicity concerning the company's efforts to restructure its balance sheet will hinder its ability to obtain new customers or undermine its commercial relationship with existing customers; the possibility that capital market constraints may further hinder "last mile" development and slow the growth in demand for bandwidth at the retail level; the possibility of adverse effects from changes in the legislative, regulatory, and business environments affecting the company, especially in light of recent and unpredictable activity; the effects of and changes in political and/or economic conditions resulting from acts of war and/or terrorism; the company's ability to raise capital in a cost-effective way, manage cash, make capital expenditures, generate operating cash flow, and meet debt obligations; the company's ability to manage operating costs and capital spending without limiting revenue growth; the financial health of the company's customers and the ability to collect revenues from customers; the company's success in integrating the assets of any newly acquired businesses; changes in the


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technological, regulatory, or business environment applicable to the company or the telecommunications industry generally; termination of the SBC alliance or SBC's inability to obtain regulatory approval to provide long-distance telecommunications services within markets in which it currently provides local services; the potential loss of other high-volume customers of the company; high levels of competition, including on pricing and product offerings of the company's network, lack of customer diversification, and general uncertainties of government regulation of the telecommunications industry; the company's ability to deploy sophisticated technologies on a local-to-global basis; the company's ability to obtain capacity for its network from other providers at economically justifiable rates; the possibility of adverse effects from rapid and significant developments or changes in the technology used by the company or its customers; the company's ability to successfully market capacity on its network; the company's ability to maintain necessary rights of way for its network; changes in external competitive market factors that might affect results of operations; the effect of changes in accounting policies; the potential need to record additional impairment charges; the company's ability to attract and retain essential employees; the costs and effects of current and future legal and administrative claims filed against the company; the company's ability to develop financial, management, and operating controls to manage costs and rapid change; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission, including its registration statements and its periodic reports on Form 10-K and Form 10-Q.

Note that all such forward-looking statements are made subject to the safe harbor protections provided by the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update such forward-looking statements to reflect actual changes or events after the date of this release.


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